Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 30, 2011 in the Registration Statement (Form F-1) and related Prospectus of NDS Group Holdings Limited dated December 19, 2011.

/s/ Ernst & Young LLP

London, England

December 19, 2011